SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                    Landmark Financial Corp.
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     (Exact name of registrant as specified in its charter)

Delaware                                To Be Applied For
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(State of incorporation or              (I.R.S. Employer
organization)                          Identification No.)

26 Church Street, Canajoharie, New York                13317-1117
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(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

        None                                    N/A
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   (Title of Class)               (Name of each exchange on which
        each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act:

              Common Stock par value $.10 per share
                        (Title of Class)

PAGE
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Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock", "Dividends" and "Market for Common Stock" in the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (Registration Number 333-29793) which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" in the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 referenced above.


Item 2.  Exhibits.

     1. Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 (Registration Number 333-29793) dated August 1,
1997, is hereby incorporated by reference.

     2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on June 23, 1997)

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on June 23, 1997)

     4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on June 23, 1997)

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              LANDMARK FINANCIAL CORP.



Date:  August 6, 1997         By:  \s\ Gordon E. Coleman
                                   ------------------------------
                                   Gordon E. Coleman
                                   President and Chief Executive
                                     Officer

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